                                                               Exhibit No. 99(a)



                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1996
                          --------------------------------------------------

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to
                               --------------------    -----------------------

Commission file number                         1-2116
                       -------------------------------------------------------



               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                            (Full title of the Plan)



                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                  Page No.
                                                                  -------
Item 1.  Statements of Net Assets                                    4
         ------------------------

         September 30, 1996 and 1995


Item 2.  Statements of Changes in Plan Equity                        5-7
         ------------------------------------

         (a)  Year ended September 30, 1996
         (b)  Year ended September 30, 1995
         (c)  Year ended September 30, 1994



Notes to Financial Statements                                        8-11
-----------------------------

Item 3.  Independent Auditors' Report                                12
         ----------------------------


Exhibits
--------

24.  Consent of Independent Auditors

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                    RETIREMENT SAVINGS PLAN FOR HOURLY-PAID
                                    EMPLOYEES OF ARMSTRONG WORLD INDUSTRIES,
                                    INC.



March 25, 1997
                                    By:  /s/ E. Allen Deaver
                                       -----------------------------------------
                                       E. Allen Deaver
                                       Chairman of the Retirement Committee

                RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES

                       OF ARMSTRONG WORLD INDUSTRIES, INC.

                            Statements of Net Assets
                           September 30, 1996 and 1995

                                                                            1996

                                  Commingled      Specialized        Money        Fixed Income       Armstrong          "OTC"
                                  Equity Fund     Equity Fund     Market Fund         Fund           Stock Fund     Portfolio Fd.
                                  -----------     -----------     -----------         ----           ----------     -------------
Assets:

Investments in master trust       $4,883,660      $8,578,636        $416,000      $43,406,405       $9,386,415       $1,436,335
at fair value (note 3)            -----------     -----------       ---------     ------------      -----------      -----------

Total assets                      $4,883,660      $8,578,636        $416,000      $43,406,405       $9,386,415       $1,436,335
                                  -----------     -----------       ---------     ------------      -----------      -----------

Plan equity                       $4,883,660      $8,578,636        $416,000      $43,406,405       $9,386,415       $1,436,335
                                  ===========     ===========       =========     ============      ===========      ===========

                                         Asset            Asset Mgr.         Asset Mgr.             Loan
                                      Manager Fund       Income Fund         Growth Fund       Portfolio Fund          Total
                                      ------------       -----------         -----------       --------------          -----
Assets:

Investments in master trust             $699,182           $105,627            $709,448         $1,906,340         $71,528,048
at fair value (note 3)                  ---------          ---------           ---------        -----------        -----------

Total assets                            $699,182           $105,627            $709,448         $1,906,340         $71,528,048
                                        ---------          ---------           ---------        -----------        -----------

Plan equity                             $699,182           $105,627            $709,448         $1,906,340         $71,528,048
                                        =========          =========           =========        ===========        ===========

                                                                            1995

                                  Commingled      Specialized        Money        Fixed Income       Armstrong          "OTC"
                                  Equity Fund     Equity Fund     Market Fund         Fund           Stock Fund     Portfolio Fd.
                                  -----------     -----------     -----------         ----           ----------     -------------
Assets:

Investments in master trust        $5,767,464     $11,315,817        $540,741      $52,340,946      $10,507,047         $657,654
at fair value (note 3)             -----------    ------------       ---------     ------------     ------------        ---------

Total assets                       $5,767,464     $11,315,817        $540,741      $52,340,946      $10,507,047         $657,654
                                   -----------    ------------       ---------     ------------     ------------        ---------

Plan equity                        $5,767,464     $11,315,817        $540,741      $52,340,946      $10,507,047         $657,654
                                   ===========    ============       =========     ============     ============        =========



                                         Asset            Asset Mgr.         Asset Mgr.             Loan
                                      Manager Fund       Income Fund         Growth Fund       Portfolio Fund          Total
                                      ------------       -----------         -----------       --------------          -----
Assets:

Investments in master trust              $850,760           $103,847            $733,731         $2,381,480         $85,199,487
at fair value (note 3)                   ---------          ---------           ---------        -----------        -----------

Total assets                             $850,760           $103,847            $733,731         $2,381,480         $85,199,487
                                         ---------          ---------           ---------        -----------        -----------

Plan equity                              $850,760           $103,847            $733,731         $2,381,480         $85,199,487
                                         =========          =========           =========        ===========        ===========



See accompanying notes to financial statements

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                     Statements of Changes in Plan Equity
                 Years Ended September 30, 1996, 1995 and 1994

                                                                            1996

                                     Commingled         Specialized       Money        Fixed Income     Armstrong        "OTC"
                                     Equity Fund        Equity Fund    Market Fund         Fund         Stock Fund   Portfolio Fd.
                                     -----------        -----------    -----------         ----         ----------   -------------
Plan equity at October 1, 1995        $5,767,464        $11,315,817       $540,741      $52,340,946    $10,507,047       $657,654
                                      ----------        -----------       --------      -----------    -----------       --------

Increases in plan equity:
  Contributions                          391,706          1,366,042        121,611        4,511,659        651,984        174,556
  Dividends                              175,391          2,450,944         31,527               --        284,330        156,848
  Interest                                11,647             27,737          2,993        3,439,151         27,919          4,912

  Realized gain on investments
  (note 3)                             1,054,113            509,001             --               --      1,338,682         53,313
  Loan activity, net                     (43,609)          (114,351)       (24,188)         (54,773)        40,571          3,277
                                      ----------        -----------       --------      -----------    -----------       --------

                                       1,589,248          4,239,373        131,943        7,896,037      2,343,486        392,906
                                      ----------        -----------       --------      -----------    -----------       --------


Decreases in plan equity:
  Unrealized appreciation
  (depreciation) of investments         (105,009)        (2,583,323)            --               --        (69,393)        (6,112)
  Benefits paid (note 4)                (746,345)          (847,736)      (114,511)      (4,314,524)      (681,467)       (47,221)
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.    (1,847,282)        (3,236,368)      (120,751)     (11,735,341)    (2,512,660)      (433,448)
  Interfund transfers, net               225,584           (309,127)       (21,422)        (780,713)      (200,598)       872,556
                                      ----------        -----------       --------      -----------    -----------       --------

                                      (2,473,052)        (6,976,554)      (256,684)     (16,830,578)    (3,464,118)       385,775
                                      ----------        -----------       --------      -----------    -----------       --------

Plan equity at September 30,1996      $4,883,660         $8,578,636       $416,000      $43,406,405     $9,386,415     $1,436,335
                                      ==========         ==========       ========      ===========     ==========     ==========


                                                Asset            Asset Mgr.     Asset Mgr.            Loan
                                             Manager Fund       Income Fund    Growth Fund       Portfolio Fund          Total
                                             ------------       -----------    -----------       --------------          -----
Plan equity at October 1, 1995                  $850,760           $103,847       $733,731         $2,381,480         $85,199,487
                                                --------           --------       --------         ----------         -----------

Increases in plan equity:
  Contributions                                   91,334             12,725        123,321                 --           7,444,938
  Dividends                                       33,031              5,802         11,678                 --           3,149,551
  Interest                                         2,722                112          1,989                 --           3,519,182

  Realized gain on investments
  (note 3)                                        33,020                934         50,214                 --           3,039,277
  Loan activity, net                                 427               (717)        (2,282)           195,645                   -
                                                --------           --------       --------         ----------         -----------
                                                 160,534             18,856        184,920            195,645          17,152,948
                                                --------           --------       --------         ----------         -----------

Decreases in plan equity:
  Unrealized appreciation
  (depreciation) of investments                   27,374                688         44,495                 --          (2,691,280)
  Benefits paid (note 4)                         (96,915)           (21,390)       (35,812)                --          (6,905,921)
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.              (342,700)           (10,568)      (317,283)          (670,785)        (21,227,186)
  Interfund transfers, net                       100,129             14,194         99,397                --                    -
                                                --------           --------       --------         ----------         -----------

                                                (312,112)           (17,076)      (209,203)          (670,785)        (30,824,387)
                                                --------           --------       --------         ----------         -----------

Plan equity at September 30,1996                $699,182           $105,627       $709,448         $1,906,340         $71,528,048
                                                ========           ========       ========         ==========         ===========



See accompanying notes to financial statements                       (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES

                       OF ARMSTRONG WORLD INDUSTRIES, INC.

                 Statements of Changes in Plan Equity, Continued


                                                                               1995

                                    Commingled         Specialized      Money         Fixed Income     Armstrong          "OTC"
                                    Equity Fund        Equity Fund   Market Fund          Fund         Stock Fund     Portfolio Fd.
                                    -----------        -----------   -----------          ----         ----------     -------------
Plan equity at October 1, 1994      $4,339,507         $8,048,324      $388,854       $46,899,355     $7,897,890         $451,130
                                    ----------         ----------      --------       -----------     ----------         --------
Increases in plan equity:
  Contributions                        397,587          1,247,900       127,916         4,594,075        672,227           95,414
  Dividends                            129,522             40,507        31,863                --        253,220           16,793
  Interest                               8,584             21,711         2,991         3,359,315         22,584            2,443

  Realized gain (loss) on
  investments (note 3)                 106,949            301,571            --                --        215,259           31,229
  Unrealized appreciation of
  investments                        1,056,790          2,752,180            --                --      2,087,260          132,867
  Loan activity, net                   (70,980)          (114,131)      (16,042)         (296,146)        (1,984)           2,818
                                    ----------         ----------      --------       -----------     ----------         --------
                                     1,628,452          4,249,738       146,728         7,657,244      3,248,566          281,564
                                    ----------         ----------      --------       -----------     ----------         --------

Decreases in plan equity:
  Benefits paid (note 4)              (231,803)          (365,203)      (25,866)       (3,342,132)      (302,964)          (7,317)
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.      (9,970)           (34,962)       (1,150)          (43,507)        (6,126)          (3,480)
  Interfund transfers, net              41,278           (582,080)       32,175         1,169,986       (330,319)         (64,243)
                                    ----------         ----------      --------       -----------     ----------         --------
                                      (200,495)          (982,245)        5,159        (2,215,653)      (639,409)         (75,040)
                                    ----------         ----------      --------       -----------     ----------         --------

Plan equity at September 30,1995    $5,767,464        $11,315,817      $540,741       $52,340,946    $10,507,047         $657,654
                                    ==========        ===========      ========       ===========    ===========         ========

                                            Asset            Asset Mgr.          Asset Mgr.            Loan
                                         Manager Fund       Income Fund         Growth Fund       Portfolio Fund          Total
                                         ------------       -----------         -----------       --------------          -----
Plan equity at October 1, 1994             $665,191            $79,890            $813,150         $1,899,989         $71,483,280
                                           --------            -------            --------         ----------         -----------

Increases in plan equity:
  Contributions                             119,337             20,887             150,368                 --           7,425,711
  Dividends                                  25,002              3,593              22,899                 --             523,399
  Interest                                    3,230                701               2,771                 --           3,424,330

  Realized gain (loss) on
  investments (note 3)                       (6,672)              (215)            (17,965)                --             630,156
  Unrealized appreciation of
  investments                                52,303              6,409              62,284                 --           6,150,093
  Loan activity, net                         (7,583)                (5)              3,381            500,672                   -
                                           --------            -------            --------         ----------         -----------
                                            185,617             31,370             223,738            500,672          18,153,689
                                           --------            -------            --------         ----------         -----------

Decreases in plan equity:
  Benefits paid (note 4)                    (20,156)                --             (23,665)                --          (4,319,106)
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.               --                 --                  --            (19,181)           (118,376)
  Interfund transfers, net                   20,108             (7,413)           (279,492)               --                    -
                                           --------            -------            --------         ----------         -----------
                                                (48)            (7,413)           (303,157)           (19,181)         (4,437,482)
                                           --------            -------            --------         ----------         -----------

Plan equity at September 30,1995           $850,760           $103,847            $733,731         $2,381,480         $85,199,487
                                           ========           ========            ========         ==========         ===========


See accompanying notes to financial statements                       (Continued)

                RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES

                       OF ARMSTRONG WORLD INDUSTRIES, INC.

                 Statements of Changes in Plan Equity, Continued


                                                                                1994

                                      Commingled      Specialized      Money         Fixed Income      Armstrong        "OTC"
                                      Equity Fund     Equity Fund   Market Fund          Fund          Stock Fund   Portfolio Fd.
                                      -----------     -----------   -----------          ----          ----------   -------------
Plan equity at October 1, 1993       $4,608,160      $6,627,445      $346,871       $43,948,437      $7,788,330       $134,271
                                     ----------      ----------      --------       -----------      ----------       --------
Increases in plan equity:
  Contributions                         383,985       1,144,906        99,580         4,053,152         675,730         87,560
  Dividends                             165,531         706,720        16,055                --         222,608         11,999
  Interest                                7,280          18,246         3,130         3,314,709          15,090          1,412

  Realized gain (loss) on
  investments (note 3)                  179,572          41,311            --                --         438,241         (3,025)
  Loan activity, net                    (60,846)        (77,982)      (11,591)         (124,939)        (62,210)        (4,979)
                                     ----------      ----------      --------       -----------      ----------       --------
                                        675,522       1,833,201       107,174         7,242,922       1,289,459         92,967
                                     ----------      ----------      --------       -----------      ----------       --------

Decreases in plan equity:
  Unrealized appreciation of
  investments                          (194,915)       (851,126)           --                --         (90,070)       (11,375)
  Benefits paid (note 4)               (361,954)       (206,174)      (23,618)       (3,156,290)       (294,971)        (1,171)
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.       (7,221)         (6,518)          (21)           11,772         (25,274)            --
  Interfund transfers, net             (380,085)        651,496       (41,552)       (1,147,486)       (769,584)       236,438
                                     ----------      ----------      --------       -----------      ----------       --------
                                       (944,175)       (412,322)      (65,191)       (4,292,004)     (1,179,899)       223,892
                                     ----------      ----------      --------       -----------      ----------       --------

Plan equity at September 30,1994     $4,339,507      $8,048,324      $388,854       $46,899,355      $7,897,890       $451,130
                                     ==========      ==========      ========       ===========      ==========       ========





                                               Asset          Asset Mgr.          Asset Mgr.           Loan
                                            Manager Fund     Income Fund         Growth Fund      Portfolio Fund          Total
                                            ------------     -----------         -----------      --------------          -----
Plan equity at October 1, 1993                   $190           $   --                 $97        $1,539,245         $64,993,046
                                             --------          -------            --------        ----------         -----------
Increases in plan equity:
  Contributions                                73,860           13,085             104,853                --           6,636,711
  Dividends                                    32,291            3,137              14,234                --           1,172,575
  Interest                                      1,530              363               1,727                --           3,363,487

  Realized gain (loss) on
  investments (note 3)                         (5,237)            (593)             (4,889)               --             645,380
  Loan activity, net                          (26,984)         (13,265)             (8,847)          391,643                   -
                                             --------          -------            --------        ----------         -----------
                                               75,460            2,727             107,078           391,643          11,818,153
                                             --------          -------            --------        ----------         -----------

Decreases in plan equity:
  Unrealized appreciation of
  investments                                 (30,988)          (2,941)            (16,454)               --          (1,197,869)
  Benefits paid (note 4)                       (4,777)              --             (22,934)               --          (4,071,889)
  Transfers (to) from other
  employee benefit plans of
  Armstrong World Industries, Inc.                 --               --                  --           (30,899)            (58,161)
  Interfund transfers, net                    625,306           80,104             745,363               --                    -
                                             --------          -------            --------        ----------         -----------
                                              589,541           77,163             705,975           (30,899)         (5,327,919)
                                             --------          -------            --------        ----------         -----------

Plan equity at September 30,1994             $665,191          $79,890            $813,150        $1,899,989         $71,483,280
                                             ========          =======            ========        ==========         ===========

See accompanying notes to financial statements

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                         Notes to Financial Statements

(1) Summary of Significant Accounting Policies
    ------------------------------------------

     (a)  Basis of Presentation

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is comprised of guaranteed interest rate contracts which are fully benefit responsive; and therefore are reflected at contract value plus credited interest in the financial statements. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          --------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     Armstrong World Industries, Inc. (the Company) has adopted the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. (the Plan). The Plan is a defined contribution plan established for the purpose of providing to eligible hourly-paid employees a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees.

     Participants may elect to make contributions to the Plan in each of the following methods:

     1. Up to 15% of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     2. Up to 10% of their after-tax compensation.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                   Notes to Financial Statements, (Continued)

(3)  Investments in Master Trust
     ---------------------------

     Assets are held in a Master Trust administered by Fidelity Management Trust Co., as Trustee, and are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1996, there were 331 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1996, there were 665 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1996, there were 91 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1996, the interest rates ranged between 5.35% and 8.26%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1996, there were 1,929 active participants in this investment fund.

5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1996, there were 1,155 active participants in this investment fund. Common stock shares held by the fund at September 30, 1996 and 1995 were 150,484 and 189,316, respectively.

6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1996, there were 126 active participants in this investment fund.

7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1996, there were 76 active participants in this investment fund.

8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1996, there were 18 active participants in this investment fund.

9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1996, there were 101 active participants in this investment fund.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)



10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1996, there were 441 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1996 and 1995:


                                       September 30, 1996                   September 30, 1995
                                   --------------------------           --------------------------
     Investment                           Cost     Fair Value                 Cost      Fair Value
     ----------                          -----    -----------                ------    -----------
Commingled equity                  $ 3,063,966    $ 4,883,660           $ 3,842,761    $ 5,767,464
Specialized equity                   7,982,614      8,578,636             8,136,472     11,315,817
Money market                           416,000        416,000               540,741        540,741
Fixed income                        43,406,405     43,406,405            52,340,946     52,340,946
Armstrong stock                      5,888,851      9,386,415             6,940,090     10,507,047
OTC portfolio                        1,322,611      1,436,335               537,818        657,654
Asset manager                          650,493        699,182               829,445        850,760
Asset manager income                   101,471        105,627               100,379        103,847
Asset manager growth                   619,123        709,448               687,901        733,731
Loan portfolio                       1,906,340      1,906,340             2,381,480      2,381,480
                                   -----------    -----------           -----------    -----------
                                   $65,357,874    $71,528,048           $76,338,033    $85,199,487
                                   ===========    ===========           ===========    ===========

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1996, 1995, and 1994 are presented below:


                             Aggregate      Aggregate      Realized
                            -----------    -----------   -----------
          1996                 Proceeds           Cost   Gain (Loss)
          ----              -----------    -----------   -----------
Commingled equity           $ 2,844,308    $ 1,790,195    $1,054,113
Specialized equity            8,058,491      7,549,490       509,001
Armstrong stock               3,660,766      2,322,084     1,338,682
OTC portfolio                 1,393,457      1,340,144        53,313
Asset manager                   514,737        481,717        33,020
Asset manager income             54,345         53,411           934
Asset manager growth            453,629        403,415        50,214
                            -----------    -----------    ----------
                            $16,979,733    $13,940,456    $3,039,277
                            ===========    ===========    ==========

          1995
          ----
Commingled equity           $   472,019    $   365,070    $  106,949
Specialized equity            5,448,317      5,146,746       301,571
Armstrong stock                 826,591        611,332       215,259
OTC portfolio                   246,546        215,317        31,229
Asset manager                   176,640        183,312        (6,672)
Asset manager income             24,947         25,162          (215)
Asset manager growth            391,525        409,490       (17,965)
                            -----------    -----------    ----------
                            $ 7,586,585    $ 6,956,429    $  630,156
                            ===========    ===========    ==========

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)

          1994              Aggregate     Aggregate      Realized
          ----              ----------    ----------    -----------
                             Proceeds        Cost       Gain (Loss)
                            ----------    ----------    -----------
Commingled equity           $  878,672    $  699,100      $179,572
Specialized equity           2,458,673     2,417,362        41,311
Armstrong stock              1,401,041       962,800       438,241
OTC portfolio                   44,812        47,837        (3,025)
Asset manager                   89,701        94,938        (5,237)
Asset manager income            15,000        15,593          (593)
Asset manager growth           142,652       147,541        (4,889)
                            ----------    ----------      --------
                            $5,030,551    $4,385,171      $645,380
                            ==========    ==========      ========

(4)  Benefits
     --------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

     Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

(5)  Obligation for Benefits
     -----------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or investment contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an investment contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

     By a letter dated February 13, 1996, the Internal Revenue Service has determined and informed the Company that the Plan qualifies under the applicable provisions of the Internal Revenue Code and is therefore exempt from federal income taxes.

                         Independent Auditors' Report
                         ----------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1996 and 1995 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1996 and 1995 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                    KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
February 28, 1997

                                 EXHIBIT INDEX


24   Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------


The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18997 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 28, 1997, relating to the statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1996 and 1995 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1996, which report is included herein.

                                    KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
March 24, 1997